Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Seitel, Inc. previously filed Form S-3 Registration Statements (File Nos. 33-71968, 33-78554, 33-80574, 33-89890, 333-71545 and 333-85671) and Form S-8 Registration Statements (File Nos. 33-36914, 33-78560, 33-89934, 333-01271, 333-12549, 333-63383, 333-64557 and 333-51268).

ARTHUR ANDERSEN LLP

Houston, Texas

March 28, 2001